EXECUTION VERSION DATED ……………………………….. 2023 AGREEMENT FOR THE SALE AND PURCHASE OF SHARES IN THE CAPITAL OF SILIXA LTD (1) THE MINORITY SELLERS (2) LUNA INNOVATIONS INC. Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

CONTENTS Clause Page 1. DEFINITIONS AND INTERPRETATION 1 2. SALE AND PURCHASE OF THE MINORITY SHARES 5 3. PURCHASE PRICE AND SATISFACTION OF CONSIDERATION 5 4. COMPLETION 7 5. WARRANTIES 8 6. LIMITATIONS ON LIABILITY 9 7. PAYMENTS AND INTEREST 9 8. SELLERS’ REPRESENTATIVE 10 9. POWER OF AGENCY 12 10. FURTHER ASSURANCE 14 11. ASSIGNMENT 14 12. ANNOUNCEMENTS AND CONFIDENTIALITY 14 13. COSTS 16 14. NOTICES 16 15. THIRD PARTY RIGHTS 17 16. WAIVER 17 17. SEVERANCE 17 18. CUMULATIVE RIGHTS 17 19. PROVISIONS SURVIVING COMPLETION 17 20. COUNTERPARTS 17 21. ENTIRE AGREEMENT 18 22. APPLICABLE LAW AND JURISDICTION 18 Schedule 1 The MINORITY Sellers 19 Schedule 2 21 The MAJORITY Sellers 21 Schedule 3 Warranties 23 Schedule 4 25 Earn Out 25 Part A – Definitions 25 Part B – Earn Out Consideration 27 Part C – Earn Out Protections 29 i

EXECUTION VERSION THIS AGREEMENT is made on ………………………… 2023. AMONG: (1) THE SEVERAL PERSONS whose names and addresses are set out in Schedule 1 (together the “Minority Sellers” and each a “Minority Seller”); and (2) LUNA INNOVATIONS INC., a public company incorporated in Delaware having its principal office at 301 1st St SW #200, Roanoke, VA 24011, United States (the “Purchaser”), (each a “Party” and together the “Parties”). BACKGROUND: (A) The Target is a private limited company incorporated in England. (B) The Minority Sellers wish to sell, and the Purchaser wishes to acquire, the Minority Shares on the terms of this Agreement. (C) The Parties acknowledge that the Majority Sellers have agreed to sell and the Purchaser has agreed to purchase the Target Shares on and subject to the terms of the Majority SPA. (D) The Minority Shares and the Target Shares constitute the entire issued share capital of the Target. IT IS AGREED as follows: 1. DEFINITIONS AND INTERPRETATION 1.1 In this Agreement, the following words and expressions shall have the following meanings: “2023 R&D Claim” means the R&D Claim in respect of the accounting period of the Target ended 30 December 2023; “A Ordinary Shares” means the A ordinary shares of £0.01 each in the capital of the Target having such rights as set out in the Articles; “Adjusted Waterfall Distribution” means the distribution as set out in articles 5 and 6 of the Articles, taking into account the prior payment of the Completion Payment in this Agreement and the Completion Payment under the Majority SPA (as defined therein) and as adjusted to enable Lime Rock Partners V, L.P. to first receive three million pounds sterling (£3,000,000) of any Earn Out Consideration that becomes payable; “Agreement” means this agreement; “Articles” means the articles of association of the Target immediately prior to Completion; 1

EXECUTION VERSION “B Ordinary Shares” means the B ordinary shares of £0.01 each in the capital of the Target having such rights as set out in the Articles; “Business Day” means a day that is not a Saturday or Sunday or a public holiday in London, United Kingdom and Roanoke, Virginia, United States; “C Ordinary Shares” means the C ordinary shares of £0.01 each in the capital of the Target having such rights as set out in the Articles; “Claim” means a claim for a breach of this Agreement; “Companies Act” means the Companies Act 2006; “Completion” means completion of the sale and purchase of the Minority Shares in accordance with this Agreement; “Completion Date” means the date of this Agreement; “Completion Payment” means the sum of £279,788 (being the aggregate sum payable to the Minority Sellers pursuant to this Agreement); “Deed Poll” means the deed poll executed by the Target immediately prior to the date of this Agreement granting Target RSUs to the RSU Recipients; "Earn Out Consideration” has the meaning given to it in Schedule 4; “Encumbrance” means a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, retention of title arrangement or other third party right, interest or claim of any kind or any agreement or commitment to create or give any of the foregoing; "Majority Sellers" means the persons whose names and addresses are set out in Schedule 2; "Majority SPA" means the share purchase agreement, in the Agreed Form, for the sale and purchase of the Target Shares to be entered into between or on behalf of the Majority Sellers and the Purchaser; “Minority R&D Tax Credit Deferred Consideration” has the meaning given to it in Clause 3.5(a); "Minority Shares" means the number and class of shares, in the capital of the Target, set out in column 2 of Schedule 1; “Ordinary Shares” means the ordinary shares of £0.01 each in the capital of the Target having such rights as set out in the Articles; "Paying Agent" means Shieldpay Limited; “Payroll Tax” means employer’s and employee’s social security and pension contributions and income tax accountable via PAYE or payroll (including National Insurance contributions, 2

EXECUTION VERSION apprenticeship levy, tax in respect of PAYE income, as defined in and pursuant to the Income Tax (Earnings and Pensions) Act 2003 and regulations made thereunder), and any similar tax, contributions, levies withholdings and deductions in any jurisdiction, together with all penalties, fines, charges, surcharges and interest relating to any of the foregoing, or resulting from a failure to comply with the provisions of any enactment relating to any Payroll Tax within this definition, including in connection with the failure to make any return, the making of any incomplete or incorrect return, or the failure to maintain records; "Preference Shares” means the preference shares of $4.00 each in the capital of the Target, having such rights as set out in the Articles; "Preference Shares B” means the preference shares B of $4.00 each in the capital of the Target, having such rights as set out in the Articles; "Preference Shares C” means the preference shares C of $4.00 each in the capital of the Target, having such rights as set out in the Articles; "Preference Shares D” means the preference shares D of $4.00 each in the capital of the Target, having such rights as set out in the Articles; "Preference Shares E” means the preference shares E of $4.00 each in the capital of the Target, having such rights as set out in the Articles; “Press Release” means the press release to be issued by the Purchaser’s Group and the Target in the agreed form; “Purchase Price” has the meaning given in Clause 3.1; “Purchaser’s Group” means the Purchaser and its group undertakings as at the Completion Date; “R&D Claim” means any claim for relief for expenditure incurred on research and development including under any of the provisions of Part 13 of the Corporation Tax Act 2009 or an R&D expenditure credit (as defined for the purposes of section of the Corporation Tax Act 2009) under any of the provisions of Chapter 6A of Part 3 of the Corporation Tax Act 2009; “R&D Tax Credit Payments” means any payment actually received by the Target from HMRC after Completion which relates to the 2023 R&D Claim (and, to the extent that any such payment would have been received but for it having been applied in discharging any liability of the Target to make an actual payment of tax, the amount of the payment so applied shall be deemed to have been actually received, save to the extent that such application has had the effect of reducing or eliminating any liability of the Founder Sellers under the Tax Covenant (with the terms “Founder Sellers” and “Tax Covenant” having the meaning given in the Majority SPA); "RSU Recipients” means the individuals named in Schedule 1 to the Deed Poll; 3

EXECUTION VERSION “Sellers’ Representative” means the representative and agent of the Minority Sellers appointed in accordance with Clause 8.1 and who, as at Completion, is Rasheed Abayomi Amunikoro; "Shares" means all of the Target Shares and the Minority Shares together comprising the entire issued share capital of the Target; “Target” means Silixa Ltd a private limited company incorporated in England (company number 06207412) having its registered office address at Silixa House, 230 Centennial Park, Elstree, Hertfordshire, WD6 3SN, United Kingdom; “Target RSU” has the meaning given to it in Clause 4.4; “Target Shares” means all of the Ordinary Shares, A Ordinary Shares, B Ordinary Shares, Preference Shares, Preference Shares B, Preference Shares C, Preference Shares D and Preference Shares E held by the Majority Sellers as set out against each Majority Seller's name in column 2 of Schedule 2; “Transaction Documents” means this Agreement and any document referred to in this Agreement; “Transactions” means the transactions contemplated by this Agreement; "Warranties" means the warranties given pursuant to Clause 5.1 and set out in Schedule 3 and "Warranty" shall mean any of them; and "Waterfall Distribution" means the distribution as set out in articles 5 and 6 of the Articles. 1.2 In this Agreement, unless the context requires otherwise, or otherwise stated: (a) use of the singular includes the plural and vice versa, and use of any gender includes the other genders; (b) “they” and “their” are used as gender-neutral singular pronouns when used with an antecedent defined term that is singular; (c) a reference to any specific legislation includes a reference to that legislation as re-enacted, consolidated, replaced or amended; any previous legislation of which it is a re-enactment, consolidation, replacement or amendment; and any subordinate legislation made under any of the same (and “legislation” in this Clause 1.2(c) includes any statute, statutory provision, regulation, rule or subordinate legislation); (d) any reference to a Clause or Schedule is to the relevant clause or schedule of or to this Agreement; (e) any reference in a Schedule to a part or a paragraph is to a part or a paragraph of that Schedule or, where relevant, to a paragraph of that part of that Schedule; 4

EXECUTION VERSION (f) any reference to a “person” includes an individual, firm, partnership, body corporate, corporation, association, organisation, government, state, foundation and trust, in each case whether or not having separate legal personality; (g) references to “£” or “GBP” are references to the lawful currency of the United Kingdom from time to time; (h) any reference to an English legal or tax term or concept, or any court, official, governmental or administrative authority or agency in England, includes in respect of any jurisdiction other than England a reference to whatever most closely approximates to it in that jurisdiction; (i) the Clause, Schedule and paragraph headings are included for convenience only and shall not affect the interpretation of this Agreement; (j) the Schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement and any reference to this Agreement includes the Schedules; (k) any reference in this Agreement to a document being "in the Agreed Form" means a document in a form agreed by the parties before the signing of this Agreement and either entered into on the date of this Agreement by the relevant parties or initialled by the parties (or on their behalf) and where that document is not entered into on the date of this Agreement, with such amendments as the parties may subsequently agree; and (l) the words “other”, “including”, “includes”, “include”, “in particular” and any similar words shall not limit the general effect of words that precede or follow them and the ejusdem generis rule shall not apply. 2. SALE AND PURCHASE OF THE MINORITY SHARES 2.1 Each of the Minority Sellers severally agrees to sell, and the Purchaser agrees to purchase, the Minority Shares set out against each of his, her or their respective names in column 2 of Schedule 1, with full title guarantee free from all Encumbrances and with all rights attaching to them at Completion, including the right to receive all dividends and other distributions declared, made or paid after Completion. 2.2 The Purchaser shall not be obliged to complete the purchase of any of the Minority Shares unless the purchase of all the Minority Shares and the purchase of all the Target Shares under the Majority SPA is completed simultaneously. 2.3 Each Minority Seller unconditionally and irrevocably waives any rights of pre-emption conferred on it by the Articles or otherwise existing in respect of any of the Minority Shares held by such Minority Seller. 5

EXECUTION VERSION 3. PURCHASE PRICE AND SATISFACTION OF CONSIDERATION 3.1 The consideration for the sale of the Minority Shares in accordance with Clause 2 shall be an amount equal to the aggregate of: (a) the Completion Payment which shall be apportioned between the Minority Sellers and the Minority Shares in the amounts set out in column 3 of Schedule 1; (b) plus the portion of the Earn Out Consideration (if any) attributable to the Minority Sellers which shall be apportioned between each Minority Seller by applying the Adjusted Waterfall Distribution; (c) plus the portion of the Minority R&D Tax Credit Deferred Consideration attributable to the Minority Sellers which shall be (i) apportioned between each Minority Seller by applying the Waterfall Distribution and (ii) payable in accordance with Clause 3.5, (the “Purchase Price”). 3.2 The Purchaser and the Minority Sellers shall comply with their respective obligations in Schedule 4 in relation to the Earn Out Consideration. The Minority Sellers agree that the Earn Out Consideration (if any) shall be determined in accordance with the Majority SPA. 3.3 Any amount paid by or on behalf of the Minority Sellers to the Purchaser in respect of any Claim or pursuant to any indemnity or undertaking to pay any amount under this Agreement (as the case may be) shall, to the extent permitted by law, be deemed to reduce the Purchase Price payable to the relevant Minority Sellers by, and, where appropriate, be a repayment of, that amount. 3.4 Notwithstanding any other provision of this Agreement, the Purchaser shall have the right (but not the obligation), in its sole and absolute discretion, to make, or cause any of its members of the Purchaser's Group (including the Target after Completion) to make, an election under Section 338(g) of the US Internal Revenue Code of 1986 (as amended) and any corresponding or similar election as may be available under any applicable state, local, or non-U.S. Law with respect to the Transactions, including with respect to the Target and any of its subsidiaries (the “Section 338(g) Election”). If the Purchaser elects to make the Section 338(g) Election, the Minority Sellers shall cooperate fully, as and to the extent reasonably requested by the Purchaser, in connection with the making of the Section 338(g) Election, including completing and timely executing any and all applicable forms (including IRS Forms 8023, 8883, and SS-4). 3.5 Minority R&D Tax Credit Deferred Consideration (a) The Purchaser shall pay to the Minority Sellers, by way of deferred consideration for the sale of the Minority Shares (the “Minority R&D Tax Credit Deferred Consideration”) an amount equal to the proportion which is attributable to the Minority Sellers of the aggregate amount of all R&D Tax Credit Payments received by the Target after the Completion Date, provided such amount is not reflected or 6

EXECUTION VERSION otherwise taken into account in the Locked Box Accounts (as defined in the Majority SPA). (b) The Minority R&D Tax Credit Deferred Consideration payable under Clause 3.5(a) shall be payable as follows: (i) if there is a single R&D Tax Credit Payment, by a payment on the date which is ten Business Days following the date when the Target receives the R&D Tax Credit Payment (the “Receipt Date”); or (ii) if there are multiple R&D Tax Credit Payments, by a payment on the date which is ten Business Days following the final Receipt Date. 4. COMPLETION 4.1 Completion shall take place remotely on the Completion Date. 4.2 At Completion: (a) each Minority Seller shall deliver to the Purchaser: (i) stock transfer form(s) in favour of the Purchaser, or any nominee specified by the Purchaser for this purpose in respect of their respective Minority Shares, duly executed by the Minority Seller (or his, her or their attorney); and (ii) the share certificate(s) representing the relevant Minority Shares (if available); (b) subject to each of the Minority Sellers complying with their respective obligations in Clause 4.2(a), the Purchaser shall pay (or procure the payment of) the Completion Payment to the Sellers Account in accordance with Clause 7. 4.3 In respect of each Minority Seller who has not delivered an original share certificate (being a “Relevant Seller”) for some or all of their Minority Shares (each such share certificate being a “Certificate”) pursuant to clause 4.2(a)(ii), such Relevant Seller hereby: (a) confirms that each such Certificate has been lost, destroyed or not received; (b) confirms that neither the Minority Shares set out opposite their name in column 2 of Schedule 1, nor each Certificate, has been transferred, charged, lent, deposited, pledged, encumbered or dealt with in any manner that may affect title to such Minority Shares and such Relevant Seller is the person named in each relevant Certificate and is entitled to be on the register of members of the Target in respect of such Minority Shares; (c) subject to the Purchaser complying with its obligations under Clause 4.2, authorises the Target to register the transfer of such Minority Shares in accordance with the accompanying stock transfer form(s) without the production of each Relevant Certificate for such Minority Shares, and to enter the name of the Purchaser (or any 7

EXECUTION VERSION nominee specified by the Purchaser) in the Target’s register of members as the legal owner of such Minority Shares; (d) subject to the Purchaser complying with its obligations under Clause 4.2, agrees to indemnify and keep indemnified the Target and the directors of the Target from the date of this Agreement from and against all claims, actions, proceedings and demands which may be brought against the Target following the date of this Agreement and all reasonable and proper losses, liabilities, charges, costs, damages and expenses which the Target and/or the directors of the Target may incur, in each case, as a direct result of allowing the registration of the transfer of all or any part of such Minority Shares without the production of each relevant Certificate; and (e) subject to the Purchaser complying with its obligations under Clause 4.2, agrees to return each such Certificates to the Target for cancellation if found. 4.4 As soon as practicable following the Completion Date, each restricted stock unit denominated in Ordinary Shares (each, a "Target RSU") subject to time-based, performance, or other vesting restrictions that is outstanding under the RSU Sub Plan to the Silixa Ltd 2020 Enterprise Management Incentive Plan immediately before Completion, whether vested or unvested, shall automatically be substituted by the Purchaser and converted into a restricted stock unit denominated in shares of common stock (“Purchaser Shares”) of the Purchaser (each, a "Converted RSU") to be issued under the Luna Innovations Incorporated 2023 Equity Incentive Plan or any successor plan; provided, that, prior to such substitution, the Purchaser shall have filed with the U.S. Securities and Exchange Commission a registration statement on Form S-8 covering the number of Purchaser Shares subject to such Converted RSUs. No action on the part of any holder or beneficiary of a Target RSU shall be required in respect of such automatic substitution, save that, following the Completion Date, each holder or beneficiary of a Converted RSU shall be required to execute a written award agreement evidencing such Converted RSU (a “Converted RSU Agreement”) between such holder or beneficiary and the Purchaser relating to such Converted RSU, which Converted RSU Agreement shall be in a form provided by the Purchaser. Each Converted RSU shall continue to have and be subject to substantially the same terms and conditions as were applicable to such Target RSU immediately before the Completion Date (including vesting conditions), except that each Converted RSU shall cover that number of Purchaser Shares equal to the quotient (rounded down to the nearest whole number) obtained by dividing (A) the amount in GBP that corresponds to each holder of a Target RSU as set forth in Column B of Schedule 1 to the Deed Poll by (B) an amount equal to the average of the closing sale prices in USD of a Purchaser Share on the Nasdaq Stock Market (as reported by The Wall Street Journal) for each of the thirty (30) consecutive trading days ending with the complete trading day immediately before (and excluding) the Completion Date after applying the spot GBP/USD exchange rate as published by the Bank of England at close of business on the preceding Business Day. 4.5 Prior to the Completion Date, the Target shall take all appropriate actions to: (a) effectuate the provisions of Clause 4.4 and (b) ensure that after the Completion Date, no holder of Converted RSUs, any beneficiary thereof, nor any other participant in the RSU Sub Plan to the Silixa Ltd 2020 Enterprise Management Incentive Plan shall have any right to acquire any 8

EXECUTION VERSION securities of the Target or to receive any payment or benefit with respect to any award previously granted thereunder, except as provided in Clause 4.4. 5. WARRANTIES 5.1 Each Minority Seller severally warrants to the Purchaser that each of the Warranties is true and accurate as at the Completion Date (solely in respect of such Minority Seller and those Minority Shares set out against such Minority Seller’s name in column 2 of Schedule 1). 5.2 Each of the Warranties is separate and is to be construed independently of the other Warranties and any other provisions of this Agreement. 5.3 Clause 6 shall apply to limit or exclude, in accordance with their respective terms, any liability which the Minority Sellers might otherwise have in respect of any Claim. 6. LIMITATIONS ON LIABILITY 6.1 This Clause 6 limits the liability of the Minority Sellers in relation to any Claim. 6.2 The maximum aggregate liability of the Minority Sellers in respect of all Claims and in respect of any indemnity or other undertaking to pay any amount under this Agreement (as the case may be) will not exceed an amount equal to the aggregate Purchase Price actually received by the Minority Sellers and the maximum aggregate liability of each Minority Seller in respect of such Claims and in respect of any indemnity or other undertaking to pay any amount under this Agreement (as the case may be) will not exceed such Minority Seller’s proportion of the Purchase Price actually received by that Minority Seller. 6.3 The Minority Sellers shall not be liable for a Claim unless notice in writing (specifying in reasonable detail the basis of the Claim (in so far as is known to the Purchaser) and, so far as is practicable, the amount claimed in respect of it) has been given by or on behalf of the Purchaser to the Sellers’ Representative within the period of seven (7) years commencing on the Completion Date. 6.4 Any Claim (to the extent not previously remedied, satisfied, settled or withdrawn) be deemed to have been withdrawn unless proceedings in respect of such Claim have been commenced by the Purchaser being both issued and validly served within nine (9) months after notice has first been given in accordance with Clause 6.3 and are being pursued with reasonable diligence. 6.5 Nothing in this Clause 6 applies to exclude or limit the liability of a Minority Seller to the extent that a Claim arises or is delayed as a result of fraud or wilful concealment by that Minority Seller. 6.6 If a Claim is based upon a liability that is contingent only or is not capable of being quantified, the Minority Sellers will have no liability in respect of that Claim unless and until such liability ceases to be contingent or unquantifiable and becomes an actual liability or capable of being quantified, provided that this clause will not operate to prevent the Purchaser making a Claim in respect of a contingent or unquantifiable liability if written notice of such claim is received by the Sellers’ Representative within the time limits in clause 6.3 in circumstances where the 9

EXECUTION VERSION liability does not become an actual liability or capable of being quantified until after the expiry of the relevant time limit. 6.7 Nothing in this Agreement shall restrict or limit the general obligation at law of the Purchaser to mitigate any losses which it may suffer pursuant to any Claim. 6.8 The Purchaser shall not be entitled to recover damages or obtain payment, reimbursement or restitution more than once in respect of any one liability or loss which give rise to more than one Claim. 7. PAYMENTS AND INTEREST 7.1 Payments to be made to the Minority Sellers under this Agreement shall be made in GBP by electronic transfer of immediately available funds from the Purchaser to the account of the Paying Agent, or with respect to the Minority R&D Tax Credit Deferred Consideration only, such account as nominated by the Sellers’ Representative, in each case the details of which shall be notified by the Sellers’ Representative to the Purchaser at least one (1) Business Day before the relevant payment date (“Sellers Account”). 7.2 The Paying Agent is irrevocably authorised by each Minority Seller to receive any amount payable to the Minority Sellers under this Agreement and the receipt of any amount so paid in the Sellers Account will be a valid discharge for the Purchaser for the relevant amount. The Purchaser shall have no obligation relating to the distribution of any payment made under Clause 7.1 between any of the Minority Sellers. 7.3 Payment of any sum in accordance with Clause 7.1 will discharge the obligations of the Purchaser to pay the sum in question and the Purchaser shall not be concerned to see the application of the monies so paid. 7.4 If any sums required to be paid by a Party under this Agreement are not paid by the relevant due date, then such sums shall bear interest (which shall accrue from day to day after as well as before any judgment for the same) at the rate of four per cent per annum over the base rate from time to time of Barclays Bank Plc up to and including the day of actual payment of such sums, such interest to be payable on demand and compounded on a quarterly basis. 7.5 Each Minority Seller unconditionally and irrevocably agrees to indemnify the Purchaser, the Target and each other member of the Purchaser’s Group in respect of all Payroll Tax, to the extent permitted by law which arises as a consequence of or in connection with the disposal of the Target Shares by that Minority Seller, including, without limitation, in respect of any liability arising under or in connection with Part 7 or Part 7A of the Income Tax (Earnings and Pensions) Act 2003, together, in each case, with related interest and penalties. Without prejudice to the foregoing, each Minority Seller agrees that the Purchaser may recover from such Minority Seller any amount for which they are liable under this Clause 7.5 via deductions from any salary or other remuneration, or from any other payments by any member of the Purchaser’s Group. 7.6 For the avoidance of doubt, If the Purchaser, the Target or any of the Target’s subsidiaries, or any agent of, or any person connected with any of them, has from time to time any obligation imposed by law to account for any Tax in relation to any payment to be made to any Minority 10

EXECUTION VERSION Seller pursuant to this Agreement, or in relation to any other matter pursuant to this Agreement involving such Minority Seller, the Purchaser, the Target, the relevant subsidiary of the Target and any such other person shall be entitled to deduct or withhold an amount equal to such Tax from any payment to such Minority Seller whether such payment arises under this Agreement or otherwise, provided that any such amount so deducted or withheld shall be treated as being received by the relevant Minority Seller and accounted to a Tax Authority. 8. SELLERS’ REPRESENTATIVE 8.1 Each Minority Seller hereby appoints the Sellers' Representative as their representative and agent upon the terms and conditions set out in this Clause 8 and in accordance with any other applicable provisions in this Agreement, and the Sellers' Representative hereby accepts such appointment. 8.2 The Sellers’ Representative shall have power and authority on each Minority Seller’s behalf to take any action required, permitted or, in the absolute discretion of the Sellers’ Representative (acting reasonably), desirable or expedient pursuant to or in connection with this Agreement, including power to: (a) give any consent, direction or notice to be given by the Minority Sellers (or any of them), and/or to make any decision or take any action on behalf of the Minority Sellers (or any of them) including, but not limited to, making any waiver or request for the Minority Sellers (or any of them), under or in connection with the Transaction Documents; (b) to negotiate and/or agree and/or settle any Claim against the Minority Sellers; (c) to review and determine (where applicable) the Earn Out Consideration in accordance with Schedule 4; (d) receive and distribute all demands, notices or other communications directed to the Minority Sellers (or any of them) under or in connection with the Transaction Documents; and (e) agree any amounts due to or from the Minority Sellers (or any of them) under the Transaction Documents, provided that the Sellers’ Representative shall not have the power to do any such thing on behalf of a Minority Seller where that thing relates to such Minority Seller only, rather than to the Minority Seller together with one or more other Minority Sellers. 8.3 After Completion, each Minority Seller shall not otherwise attempt to exercise any right, power or authority in relation to this Agreement in lieu of the Sellers’ Representative, even if such Minority Seller shall be prejudiced thereby, other than any right, power or authority is to be exercised by the Minority Seller acting by and for itself only and not in conjunction with the exercise of such right, power or authority by any other Minority Seller. 8.4 Minority Sellers representing at least seventy-five per cent (75%) of the Minority Shares may from time to time (subject to receipt of prior agreement from such person in writing agreeing to 11

EXECUTION VERSION accept their appointment) appoint any Minority Seller by notice executed by the appointed Sellers’ Representative and delivered to the Purchaser (with a copy of the notice provided to each Minority Seller), to be a Sellers’ Representative in place of any person who was a Sellers’ Representative immediately before the delivery of that notice. The Purchaser shall be entitled to assume that any Sellers’ Representative notified to the Purchaser in accordance with this Clause 8.4 has been properly appointed under this Clause 8.4 and has the rights, powers and authority set out in this Clause 8. 8.5 Without prejudice to Clause 8.1, the Sellers’ Representative may resign and be discharged from their duties and obligations under this Agreement by giving notice to the Minority Sellers and the Purchaser and specifying a date (which date shall be the later of the date specified in the notice and two (2) Business Days after deemed receipt) on which their resignation shall take effect. 8.6 The Minority Sellers hereby waive any rights they have or may have to make or bring a claim against the Sellers’ Representative in relation to the exercise in good faith of any power for and on behalf of any of the Minority Sellers and, provided it acts in good faith, the Sellers’ Representative shall have and accepts no liability to any of the Minority Sellers in connection with or as a result of anything which the Sellers’ Representative does, refrains from doing or neglects or omits to do in his capacity as Sellers’ Representative in connection with any matter relating to the Agreement. 8.7 Delivery of any document required to be made to the Minority Sellers or any of them by the Purchaser may be made to the Sellers’ Representative whose receipt for such delivery shall be an absolute discharge of the person making the same who shall not be concerned as to its application. 8.8 Each of the Minority Sellers and the Sellers' Representative agree as follows: (a) no provisions of this Agreement shall require the Sellers' Representative to expend or risk its own funds or incur any liability; (b) the Sellers' Representative shall not be required to take any action unless it has been provided with funds, security or indemnities which it has determined are sufficient to protect it against the costs, expenses and liabilities which it may incur in performing such actions; (c) the Sellers' Representative shall not be liable for any action it takes or omits to take in good faith that it believes to be authorised or within the rights or powers conferred upon it by this Agreement and the Transaction Documents; (d) the Minority Sellers shall reimburse the Sellers' Representative (in proportion to their allocation of the Purchase Price) promptly on request for all reasonable and proper disbursements, advances and expenses incurred or made by it in acting as Sellers' Representative, subject to the Sellers' Representative providing the Minority Sellers with reasonable details of the disbursements, advances and expenses incurred; and (e) the Minority Sellers shall indemnify the Sellers' Representative against any and all losses, liabilities or reasonable and proper expenses incurred by it arising out of or in 12

EXECUTION VERSION connection with the proper discharge of its duties as Sellers' Representative under this Agreement and the other Transaction Documents. 9. POWER OF AGENCY 9.1 Each Minority Seller (as “Appointor”) severally, irrevocably, and to secure the proprietary interest of the Purchaser of the Minority Shares, appoints the Purchaser to be his, her, their or its agent for the following purposes: (a) to receive, complete, authenticate, send, supply, execute and deliver in the name and on behalf of the Appointor all such proxy appointments, consents (including consents to short notice), appointments, authorisations, waivers, directions, resolutions, requests, share transfers and other documents and deeds and (without limitation) to signify agreement on behalf of the Appointor to any written resolution to be passed under Part 13 Companies Act); (b) to receive notice of, attend and vote at any meeting of the shareholders (or class of shareholders) of the Target and at any adjournment of any such meeting; and (c) otherwise (and without limitation) to do all such acts and things and exercise all such rights and powers, in each case as the Appointor may be entitled to receive or do by reason of being or having been the registered holder of their relevant Minority Shares, in such manner and on such terms as the Purchaser in its absolute discretion thinks fit and to the exclusion of the Appointor or any other person. 9.2 The Purchaser may delegate in writing underhand to one or more persons all or any of the powers granted to the Purchaser under the power of agency in this Clause 9 (the “Power of Agency”) on such terms as the Purchaser thinks fit and may revoke such delegation at any time. 9.3 The Purchaser may appoint one or more persons to act as a substitute or substitutes in its place to exercise all or any of the powers granted to the Purchaser under this Power of Agency as the Purchaser thinks fit other than the power to appoint a substitute and may revoke any such appointment at any time. 9.4 This Power of Agency shall, in respect of the relevant Appointor only, continue until the later of the time at which: (a) the Purchaser or its nominee becomes the registered holder of that Appointer's Minority Shares; and (b) all rights which the Appointor has or had by reason of being a registered member are exercised or lapse, and is given on the basis that the Purchaser should use its reasonable endeavours to effect such registration or exercise such rights as soon as possible. 13

EXECUTION VERSION 9.5 During the term of the appointment, the Appointor shall: (a) hold their relevant Minority Shares and all distributions, property and rights deriving from them on trust for the Purchaser as beneficial owner; (b) not do or cause or authorise any other person to do any of the acts which the Purchaser is authorised to do under this Power of Agency; (c) promptly (and in any case, within ten (10) Business Days) account to the Purchaser for all dividends, interest, bonuses, distributions or other sums of any kind whatsoever relating to their relevant Minority Shares, and promptly (and in any case, within ten (10) Business Days) deliver to the Purchaser any notices, letters and other documents or communications of any kind whatsoever relating to their relevant Minority Shares, in each case received by or on behalf of the Appointor after the Completion Date; (d) promptly (and in any case, within ten (10) Business Days) exercise any rights held by the Appointor by reason of being or having been a registered member and deal with the Minority Shares and all distributions, property and rights deriving from them, in each case only as the Purchaser may from time to time direct; and (e) on request ratify everything which the Purchaser may do or purport to do in the proper exercise of the Purchaser's powers and/or authorities under this Power of Agency. 9.6 The Purchaser undertakes to the Minority Sellers (i) on behalf of itself that it shall and (ii) to procure that any other party exercising the rights and powers granted by each Minority Seller pursuant to this Power of Agency shall, exercise all rights and powers granted pursuant to this Power of Agency in accordance with all applicable laws. The Purchaser indemnifies each Minority Seller for any and all losses that the relevant Minority Seller suffers arising from this Power of Agency. 10. FURTHER ASSURANCE Each Party will, from time to time on being required to do so by any other Party and so far as it is reasonably able to do so, promptly and at its own expense do or procure the doing of all such acts and execute or procure the execution of all such documents as are necessary for giving full effect to this Agreement. 11. ASSIGNMENT 11.1 This Agreement shall be binding on and enure for the benefit of the successors and permitted assignees of the Parties. 11.2 Except as provided in Clause 11.3, no Party may assign or otherwise dispose of any rights under this Agreement, at law or in equity, including by way of declaration of trust without the consent of the other Parties. 11.3 The Purchaser may assign all or any of its rights under this Agreement to its bankers by way of security and to any member of the Purchaser’s Group, provided that any such member of the Purchaser’s Group shall cease to be entitled to exercise those rights, and shall reassign 14

EXECUTION VERSION those rights to the Purchaser, on ceasing to be a member of the Purchaser’s Group, and provided also that the liability of each of the Minority Sellers to any such assignee shall not be greater than its liability to the Purchaser if that assignment had not occurred. If there is any such assignment, references to the rights of the Purchaser (other than in this Clause) shall be construed as references to the holder, at any relevant time, of the Purchaser’s rights under this Agreement. 12. ANNOUNCEMENTS AND CONFIDENTIALITY 12.1 Subject to Clause 12.2, no Party may make or permit any other person to make any press release or other public announcement about this Agreement or the Transactions. 12.2 Clause 12.1 shall not apply to: (a) the Press Release; or (b) any other public announcement of the acquisition of the Shares made by the Purchaser, including any announcement to the customers or suppliers of (a) the Target or (b) any other member of the Purchaser’s Group, which contains no material information relating to this Agreement and the Transactions that is not in Press Release. 12.3 Subject to Clauses 12.4 and 12.6, each Party shall treat the following information as confidential and shall not disclose or use it: (a) details of the provisions of this Agreement and any agreement, document or arrangement entered into in connection with this Agreement; (b) information relating to the negotiations leading to the execution of this Agreement and any other agreement, document or arrangement entered into in connection with this Agreement; and (c) to the extent obtained as a result of or in connection with entering into, or fulfilling obligations under, this Agreement, information relating to any other Party. 12.4 Each Party may disclose or use information otherwise required by Clause 12.3 to be treated as confidential: (a) if and to the extent included in the Press Release; (b) if disclosed to or used by that Party’s insurers, professional advisers, auditors or bankers (at any relevant time) on a strictly confidential basis; (c) in the case of the Purchaser, to its shareholders, investors and their respective affiliates; (d) if and to the extent required for the purpose of any legal (including arbitration and regulatory) proceedings arising out of this Agreement or any other agreement, document or arrangement entered into in connection with this Agreement; 15

EXECUTION VERSION (e) if and to the extent the information is or comes into the public domain through no fault of that Party; (f) if such disclosure is to a tax authority in connection with the tax affairs or reporting obligations of the disclosing party; or (g) if such disclosure is to another Party (to the extent reasonably required). 12.5 Each Party shall ensure that any person to whom confidential information is disclosed pursuant to Clause 12.4(b) or 12.4(f) is made aware of the obligations of confidentiality contained in this Clause and complies with Clause 12.3 as if binding on it directly. 12.6 Each Party may disclose or use information otherwise required by Clause 12.3 to be treated as confidential, or may make, or permit any person to make, any press release or other public announcement: (a) if and to the extent required by applicable law or regulation in any relevant jurisdiction; or (b) if and to the extent required or requested by any court, competent regulatory or governmental body, or securities exchange in any relevant competent jurisdiction, whether or not the requirement or request has the force of law, and, provided that the Party using such information or making or permitting such disclosure, press release or announcement shall take all such steps as are reasonably practicable in the circumstances and permitted by law and subject to legal professional privilege (including litigation privilege and/or legal advice privilege), to notify and consult with the other Party or Parties before the relevant disclosure, release or announcement is made, and shall take into account each such Party’s reasonable comments. 13. COSTS Save as provided in this Agreement, each Party shall bear its own costs, expenses and taxes in connection with the preparation, negotiation, execution and performance of this Agreement and the documents referred to in it. 14. NOTICES 14.1 Any notice, consent or other communication ("Notice") given under this Agreement shall be in writing and in English and signed by or on behalf of the Party giving it, and shall be delivered by hand or internationally recognised courier service or sent by prepaid recorded or next working day delivery post (or prepaid international recorded airmail if sent internationally) in accordance with the details set out below: by hand or by post to the Purchaser: For the attention of: Scott Graeff at 301 1st St SW #200, Roanoke, VA 24011, United States; with a copy by email (which shall not constitute notice) to Aaron Binstock 16

EXECUTION VERSION (abinstock@cooley.com) and Russell Anderson (randerson@cooley.com); and by hand or by post to the Sellers’ Representative: Rasheed Abayomi Amunikoro of 26 Chalklands, Howe Green, Chelmsford, CM2 7TH with a copy by email (which shall not constitute notice) to David Ponsford (d.ponsford@teacherstern.com). 14.2 The Parties may from time to time notify each other of any other person or address for the receipt of Notices or copy Notices. Any such change shall take effect five (5) Business Days after notice of the change is received or (if later) on the date (if any) specified in the notice as the date on which the change is to take place. 14.3 Any Notice given in accordance with Clause 14.1 will be effective on receipt and, in the absence of evidence of earlier receipt, will be deemed to have been received: (a) at the time of delivery if delivered by hand or courier service; or (b) if sent by pre-paid first class post or another next working day delivery service providing proof of postage or delivery to an address in the UK, at 9.00 am (at the place of receipt of the Notice) on the second Business Day after posting or at the time recorded by the delivery service; (c) if sent by pre-paid international recorded airmail providing proof of postage or delivery to an address outside the UK, at 9:00am (at the place of receipt of the Notice) on the fifth Business Day after posting or at the time recorded by the delivery service, save that if this means that any Notice would otherwise be deemed to be received outside normal business hours (normal business hours for this purpose being between 9.00am and 5.30 pm on a Business Day at the place of receipt of the Notice), such Notice will be deemed to be received at the start of normal business hours on the next Business Day. 14.4 The provisions of this Clause 14 shall not apply in relation to the service of process in any legal proceedings arising out of or in connection with this Agreement. 15. THIRD PARTY RIGHTS Except as otherwise stated in this Agreement, a person who is not party to this Agreement shall have no right pursuant to the Contracts (Rights of Third Parties) Act 1999 to rely upon or enforce any term of this Agreement. This Clause shall not affect any right or remedy of a third party which exists or is available apart from that Act. 16. WAIVER No delay, failure or omission (in whole or part) in enforcing, exercising or pursuing any right, power, privilege, claim or remedy conferred by or arising under this Agreement or by law shall be deemed to be, or be construed as, a waiver of that or any other right, power, privilege, claim or remedy, or operate so as to bar the enforcement, exercise or pursuance of that or any other right, power, privilege, claim or remedy, in any other instance at any other time. 17

EXECUTION VERSION 17. SEVERANCE If any provision or part provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed deleted, but that shall not affect the validity and enforceability of the rest of this Agreement. 18. CUMULATIVE RIGHTS The rights and remedies provided by this Agreement are cumulative and (except as otherwise provided in this Agreement) are not exclusive of any rights or remedies provided by law. 19. PROVISIONS SURVIVING COMPLETION The provisions of this Agreement shall remain in full force and effect notwithstanding Completion. 20. COUNTERPARTS This Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall not be effective until each of the Parties has executed at least one counterpart. 21. ENTIRE AGREEMENT 21.1 This Agreement and the Transaction Documents together constitute the entire agreement and understanding of the Parties relating to the Transactions and those documents, and supersede any previous agreement between any of the Parties relating to the subject matter of this Agreement and those documents, which shall cease to have any further effect. 21.2 Nothing in this Agreement shall limit or exclude the liability of any Party for the fraud of that Party. 22. APPLICABLE LAW AND JURISDICTION 22.1 The validity, construction and performance of this Agreement and any claim, dispute or matter (whether contractual or non-contractual) arising under or in connection with this Agreement or its enforceability shall be governed by and construed in accordance with the law of England. 22.2 Each Party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this Agreement or its subject matter or formation. THIS AGREEMENT is entered into by each of the Parties on the date at the top of page 1. 18

EXECUTION VERSION 19 SCHEDULE 1 THE MINORITY SELLERS [***]

EXECUTION VERSION 20 [***]

EXECUTION VERSION 21 SCHEDULE 2 THE MAJORITY SELLERS [***]

EXECUTION VERSION 22 [***]

EXECUTION VERSION SCHEDULE 3 WARRANTIES 1. TITLE 1.1 The Minority Seller is the legal and beneficial owner of the Minority Shares set out alongside its name in Schedule 1, and such Minority Shares are free from Encumbrances and the Minority Seller is entitled to enjoy and exercise all of the rights attaching to such Minority Shares. 1.2 The Minority Seller is not party to any transaction (other than the Transactions) pursuant to, or as a result of, which any of its Minority Shares are, or may become, liable to be transferred or re-transferred to another person. 2. CAPACITY 2.1 The Minority Seller has all necessary power and authority to enter into, and the capacity to act and perform its obligations under, this Agreement and all agreements and documents to be executed or signed by it or on its behalf pursuant to this Agreement. 2.2 This Agreement, and all agreements and documents to be executed or signed by or on behalf of the Minority Seller pursuant to this Agreement, constitute, or will when executed or signed constitute, binding and enforceable obligations on the Minority Seller in accordance with their respective terms. 2.3 The execution and delivery by the Minority Seller of this Agreement and each of the other documents to be executed or signed by or on behalf of the Minority Seller pursuant to this Agreement, and compliance with their respective terms shall not breach or constitute a default: (a) under any agreement or instrument to which the Minority Seller is a party or by which the Minority Seller is bound; (b) of any order, judgment, decree or other restriction applicable to the Minority Seller; or (c) under applicable Law; and (d) will not require the consent of any third party or the providing of notice to, or the filing or registration with, any governmental authority. 2.4 The Minority Seller has not: (a) had a bankruptcy petition presented against it or been declared bankrupt, and no decision has been taken to appoint a trustee or receiver for the Minority Seller; (b) been served with a statutory demand, or is unable to pay its debts within the meaning of the Insolvency Act 1986; 23

EXECUTION VERSION (c) entered into, or has proposed to enter into, any composition or arrangement with, or for, its creditors (including an individual voluntary arrangement); or (d) been subject of any other event analogous to the foregoing in any jurisdiction outside of England and Wales. 24

EXECUTION VERSION SCHEDULE 4 EARN OUT Part A – Definitions In this Schedule, the following words and expressions shall have the following meanings unless expressly provided otherwise: "2024 Gross Profit” has the meaning given in paragraph 3.6 of Part B of this Schedule; "2024 Revenue” has the meaning given in paragraph 3.1 of Part B of this Schedule; “Base Level Gross Profit Consideration” means [***]; “Base Level Revenue Consideration” means [***]; “Company Accounts” means the audited accounts of the Target Companies for Financial Year 2024 and shall be drawn in accordance with the following accounting policies that shall be applied in the following order of priority: (a) adopting the same format applied to the Locked Box Accounts; (b) adopting the accounting bases, principles, policies, treatments and categorisations in respect of Gross Profit and Revenue as applied for the purposes of the Accounts, the Management Accounts and the Locked Box Accounts (each as defined in the Majority SPA); (c) adopting the accounting bases, principles, policies, treatments, and categorisations applied for the purposes of the Accounts, the Management Accounts and the Locked Box Accounts; (d) in accordance with UK GAAP, for the avoidance of doubt, in the preparation of the Company Accounts, the terms of paragraph (a) shall take precedence over the terms of paragraph (b), the terms of paragraph (b) shall take precedence of the terms over paragraph (c) and the terms of paragraph (c) shall take precedence over the terms of paragraph (d); “Earn Out Consideration” has the meaning given to in in paragraph 4 of Part B of this Schedule; “Earn Out Payment Date” means five (5) Business Days following agreement or determination of the Earn Out Consideration (if due); “Financial Year 2024” means the period from 1 January 2024 and ending on 31 December 2024. “Gross Profit” means Revenue as defined and calculated in line with historic management accounts less; (i) materials; 25

EXECUTION VERSION (ii) direct labour; (iii) shipping; (iv) subcontractor costs; (v) direct travel and subsistence; (vi) any research and development not capitalised. For the avoidance of doubt, Gross Profit should be calculated in line with the same practices and methodologies as the historic management accounts; “Gross Profit Forecast” means the Gross Profit forecast for Financial Year 2024 totalling [***]; “Independent Accountant” means any independent chartered accountant appointed pursuant to the Majority SPA; “Majority SPA Sellers’ Representative” means the sellers’ representative appointed by the Majority Sellers under the Majority SPA; “Minimum Threshold” means achievement by the Target of the Minimum Gross Profit Threshold and the Minimum Revenue Threshold; “Minimum Gross Profit Threshold” means achievement by the Target of [***] of the Gross Profit Forecast; “Minimum Revenue Threshold” means achievement by the Target of [***] of the Revenue Forecast; “Revenue” means global sales income generated resulting from; (i) sale of products; (ii) rental/lease of equipment; (iii) consultancy; (iv) data services; (v) engineering services; (vi) freight; (vi) any other services provided by the company For the avoidance of doubt Revenue should be calculated in line with the same practices and methodologies as the historic management accounts; “Revenue Forecast” means the Revenue forecast for Financial Year 2024 totaling [***]; “Target Companies” means the Target and each of the Subsidiaries, and a reference to a “Target Company” is a reference to any one of them; and “UK GAAP” means generally accepted accounting principles in the United Kingdom. 26

EXECUTION VERSION Part B – Earn Out Consideration 1. There shall be no Earn Out Consideration payable by the Purchaser unless the Minimum Threshold is achieved. 2. 3. 3.1. 3.2. 3.3. 3.4. 3.5. In determining whether the Minimum Threshold has been met or surpassed, the Purchaser shall apply [***] to the measurement of the Gross Profit Forecast and the Revenue Forecast such that the Target will need to achieve the requisite percentage in both Gross Profit and Revenue in order for the Minimum Threshold to be satisfied. In the event that 2024 Revenue and 2024 Gross Profit (the “2024 Financials”) meet or exceed the Minimum Threshold then the following payments shall be made: Gross Revenue Payment in the event that Revenue for 2024 (“2024 Revenue”) is equal to the Minimum Revenue Threshold then the Purchaser shall pay to the Majority Sellers and the Minority Sellers (in aggregate), to be distributed in accordance with the Adjusted Waterfall Distribution, an amount equal to [***]; or in the event that 2024 Revenue exceeds the Minimum Revenue Threshold and is less than one hundred percent (100%) of the Revenue Forecast, then the Purchaser shall pay to the Majority Sellers and the Minority Sellers (in aggregate), to be distributed in accordance with the Adjusted Waterfall Distribution, an amount equal to [***]; and in the event that 2024 Revenue is equal to one hundred percent (100%) of the Revenue Forecast, then the Purchaser shall pay to the Majority Sellers and the Minority Sellers (in aggregate), to be distributed in accordance with the Adjusted Waterfall Distribution, an amount equal to the Base Level Revenue Consideration (i.e. £6,500,000); or in the event the 2024 Revenue is equal to or exceeds [***] of the Revenue Forecast, then the Purchaser shall pay to the Majority Sellers and the Minority Sellers (in aggregate), to be distributed in accordance with the Adjusted Waterfall Distribution, an amount equal to [***]; or in the event the 2024 Revenue exceeds one hundred per cent (100%) of the Revenue Forecast but is less than [***] of the Revenue Forecast then the Purchaser shall pay to the Majority Sellers and the Minority Sellers (in aggregate) to be distributed in accordance with the Adjusted Waterfall Distribution, an amount equal to the Relevant Percentage of the Base Level Revenue Consideration where “Relevant Percentage” is the percentage achieved of the Revenue Forecast [***]. 27

3.6. 3.7. 3.8. 3.9. EXECUTION VERSION Gross Profit Payment in the event that Gross Profit for 2024 (“2024 Gross Profit”) is equal to the Minimum Gross Profit Threshold then the Purchaser shall pay to the Majority Sellers and the Minority Sellers (in aggregate), to be distributed in accordance with the Adjusted Waterfall Distribution, an amount equal to [***]; or in the event that 2024 Gross Profit exceeds the Minimum Gross Profit Threshold and is less than one hundred percent (100%) of the Gross Profit Forecast, then the Purchaser shall pay to the Majority Sellers and the Minority Sellers (in aggregate), to be distributed in accordance with the Adjusted Waterfall Distribution, an amount equal to [***]; and in the event that 2024 Gross Profit is equal to one hundred percent (100%) of the Gross Profit Forecast, then the Purchaser shall pay to the Majority Sellers and the Minority Sellers (in aggregate), to be distributed in accordance with the Adjusted Waterfall Distribution, an amount equal to the Base Level Gross Profit Consideration (i.e. £6,500,000); in the event the 2024 Gross Profit is equal to or exceeds [***] of the Gross Profit Forecast, then the Purchaser shall pay to the Majority Sellers and the Minority Sellers (in aggregate), to be distributed in accordance with the Adjusted Waterfall Distribution, an amount equal to [***]; or 3.10. in the event the 2024 Gross Profit exceeds one hundred per cent (100%) of the Gross Profit Forecast but is less than [***] of the Gross Profit Forecast then the Purchaser shall pay to the Majority Sellers and the Minority Sellers (in aggregate) to be distributed in accordance with the Adjusted Waterfall Distribution, an amount equal to the Relevant Percentage of the Base Level Gross Profit Consideration where “Relevant Percentage” is the percentage achieved of the Gross Profit Forecast [***]. 4. The payment due to the Majority Sellers and the Minority Sellers (in aggregate) (if any) following determination or agreement of the 2024 Financials in accordance with this Part B shall be the “Earn Out Consideration”. 5. The total aggregate Earn Out Consideration shall not be greater than £19,500,000. 28

EXECUTION VERSION Part C – Earn Out Protections 1. Sellers’ Undertakings 1.1 Each Minority Seller severally agrees and undertakes to the Purchaser that during the period starting on (and including) the Completion Date and ending on (and including) 31 December 2024 he, she or they shall: (a) not take any action, or allow anything to be done which he is reasonably able to prevent, which in either case is effected with the deliberate intention of inflating artificially the Revenue, Gross Profit and/ or Earn Out Consideration; and (b) to the extent and for so long as that Minority Seller is an employee or officer of or a consultant to any of the Target Companies or any other member of the Purchaser’s Group, not at any time in the performance of his, her or their duties and in the management of the business and operations of any of the Target Companies act in any way other than to promote the success of the Target Companies for the benefit of its members as a whole provided this shall not prejudice or limit each Minority Seller’s right to procure that the Target meets the conditions for the earn out. 1.2 Without limiting the previous paragraphs, each of the Minority Sellers, to the extent and for so long as that Minority Seller is an employee or officer of or a consultant to any of the Target Companies or any other member of the Purchaser’s Group, agrees and undertakes to ensure that during the period starting on (and including) the Completion Date and ending on (and including) the Earn Out Payment Date, no Target Company shall make any changes to the accounting policies used by the Target to prepare its accounts, management accounts and any other financial statements, without the prior written consent of the Purchaser (acting reasonably and without delay (a decision in writing to be provided by the Purchaser no later than 10 Business Days following written request). 2. Purchaser’s Undertakings 2.1 Subject to paragraphs 2.3 and 2.4 below, the Purchaser agrees and undertakes on behalf of itself and each member of the Purchaser's Group (but excluding the Target Companies) (such companies being the "Relevant Purchaser Group") to the Minority Sellers that during the 29

EXECUTION VERSION period starting on (and including) the Completion Date and ending on (and including) 31 December 2024 (the “Earn Out Period”), it shall not (and it shall procure that no other member of the Purchaser's Group shall), whether directly or indirectly, take any action or omit to take any action (or cause or permit any action to be taken or omitted) or take any action or omit to take any action (or cause or permit anything to be done) in bad faith that (i) diverts, redirects or defers from the Target Companies any trading, business opportunities, revenue or earnings which would in the usual and ordinary course of business have been attributable to the Target Companies, or; (ii) allow anything to be done which the Purchaser and/or any other member of the Relevant Purchaser Group is reasonably able to prevent which, with the intention of reducing the Earn Out Consideration diverts or defers from the Target Companies any trading, business opportunities, revenue or earnings which would in the usual and ordinary course of business have been attributable to the Target Companies; or (iii) distorts the financial performance of the Target Companies. 2.2 Without limiting paragraph 2.1 but subject to paragraphs 2.3, 2.4 and 2.6 the Purchaser agrees and undertakes to exercise its rights as a shareholder of the Target to vote in general meetings and, to the extent it has appointed representatives to the board of the Target, its right to vote at board meetings of the Target to ensure that during the Earn Out Period: (a) the Target shall not enter into any agreement or incur any commitment which is not on arms’ length terms and in the ordinary course of its business and on reasonable commercial terms; (b) the Target shall not cease to carry on all or a material part of its business; (c) the Target shall not sell or otherwise dispose of all or substantially all of its business, assets or undertaking or a material part of its business, or enters into any agreement to do so; (d) the Target shall not make, commence, or settle any claims (including insurance claims) or any legal (including arbitration or regulatory) proceedings for a sum in excess of £50,000 or, in the case of any settlement, where the amount to be recovered by the Target is more than £50,000 below the amount claimed by the Target; 30

EXECUTION VERSION (e) the Target shall not make any changes to the accounting policies used by the Target to prepare its accounts, management accounts and any other financial statements; (f) it shall not sell, transfer or otherwise dispose of, or grant any Encumbrance over, any of the shares in the capital of the Target (or enter into any agreement to do so); (g) it shall not cause or permit any of the following: (i) a change to the accounting reference date of any of the Target Companies; (ii) a material change to the scope or nature of the business of the any of the Target Companies; (iii) the proposal or passing of a resolution to wind up any of the Target Companies; and (j) it shall procure that each Target Company has sufficient working capital to continue to carry on its business. 2.3 Nothing in paragraphs 2.1, or 2.2 shall require the Purchaser or any member of the Purchaser’s Group to take any action, or refrain from taking any action, where to do so would result, or be likely to result, in any director of any member of the Purchaser’s Group (including the Target Companies) being in breach of any statutory or fiduciary duty or being in breach of any applicable law or regulation in any relevant jurisdiction. 2.4 The Purchaser shall be permitted to take any action or cause or allow any action to be taken by the Target (the “Proposed Activity”) which would otherwise contravene paragraphs 2.1, or 2.2 provided that before such Proposed Activity is undertaken or permitted, either: (a) the prior written consent of the Majority SPA Sellers’ Representative and the Founder Sellers is obtained; or (b) an adjustment to the calculation of the Gross Profit and/or the Revenue to ensure that the effect of the Proposed Activity on those calculations is neutral (the “Adjustment”) is either: (i) agreed in writing between the Majority SPA Sellers’ Representative, the Founder Sellers and the Purchaser on or before the date falling 15 Business Days after the date on which the Purchaser notifies the Majority SPA Sellers’ 31

EXECUTION VERSION Representative in writing of the Proposed Activity and its proposed Adjustment in relation to it; or (ii) in the event the Purchaser, the Founder Sellers and the Majority SPA Sellers’ Representative are not able to agree the Adjustment within the period referred to in paragraph 2.4(b)(i), determined by an Independent Accountant who shall be appointed to deliver such a determination by the Purchaser and the Majority Sellers in accordance with the Majority SPA, and any Adjustment agreed or determined in accordance with this paragraph 2.4 shall be final and binding on the parties for all purposes. The Purchaser and the Sellers’ Representative shall promptly provide to each other, each other’s accountants and professional advisers, and any Independent Accountant appointed pursuant to paragraph 2.4(b)(ii), access to and copies of all such documents and information as are in their possession or under their control (other than the working papers of any of their professional advisers) and access upon reasonable notice and during normal working hours to all relevant personnel as may in any case be reasonably requested for the purpose of agreeing or determining any Adjustment. Nothing shall require any party to disclose or provide access to any documents or information which are legally privileged or which that party is required by law or other legally binding obligation to keep confidential. 2.5 The Purchaser shall procure that the Purchaser and the Target Companies shall keep proper records and books of account containing all information and data necessary for the determination of Earn Out Consideration. 2.6 Nothing in this Schedule shall prevent the Purchaser from: (a) placing any operations or human resources personnel into the Target Companies either at its own cost or, with the consent of the Seller’s Representative, the cost of a Target Company; or (b) engaging on behalf of a Target Company, accountants as is chosen by the Purchaser to conduct financial audits of the Target Companies (or any of them) at the cost of the Target. 32

EXECUTION VERSION

Signed by
Rasheed Abayomi Amunikoro)

/s/ Rasheed Abayomi Amunikoro
....

Signed by **MJLS Limited**)
acting by its attorney Murray Longton)

/s/ Murray Longton
....
attorney

Signed by
Garth Naldrett)

/s/ Garth Naldrett
....

Signed by
Fauzia Farooq)

/s/ Fauzia Farooq
....

Signed as by
Michail Mondanos)

/s/ Michail Mondanos
....

Signed by
Craig Milne)

/s/ Craig Milne
....

Signed by
Peter Richter)

/s/ Peter Richter
....

Signed by
Andrew Peter Clarke)

/s/ Andrew Peter Clarke
....

33

EXECUTION VERSION 34 ) Signed by Jason Clark ………………………........ ) ………………………........ Signed by Veronique Mahue ………………………........ ) Signed by Jackson Teck Leong Yeo ………………………........ ) Signed by Keith O’Connor ) ………………………........ ………………………........ Signed by Murray Longton ) Signed by Arran Gillies ………………………........ Signed by Janita Gohil Signed by Barry Shaw Signed by Valentina Shatalina ) ) ………………………........ ………………………........ ) /s/ Arran Gillies /s/ Barry Shaw /s/ Jackson Teck Leong Yeo /s/ Janita Gohil /s/ Jason Clark /s/ Veronique Mahue /s/ Keith O’Connor /s/ Murray Longton /s/ Valentina Shatalina

EXECUTION VERSION 35 ………………………........ Signed by LUNA INNOVATIONS INC acting by _____________________ Print Full Name Signed by Daniel Finfer ) ) ) ) ………………………........ Authorised signatory ) /s/ Daniel Finfer Scott A. Graeff /s/ Scott A. Graeff